UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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ORGENESIS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     ORGENESIS INC.
20271 Goldenrod Lane
Germantown, Maryland 20876

Annual Meeting of Stockholders
 Tuesday, November 26, 2019

Supplement No. 1 to
Definitive Proxy Statement dated October 8, 2019

On October 8, 2019, Orgenesis Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders to be held on November 26, 2019 (the “Annual Meeting”).

The Company is providing this supplement solely to correct an inadvertent error in the Proxy Statement. In the description of Proposal 3 under the heading “What Vote is Required to Approve Each Proposal and How are Votes Counted?”, which appears on page 7 of the Proxy Statement, the Company disclosed that “The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting is required to approve the amendment to the Company’s Charter. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non- vote. Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the votes of the shares present in person or represented by proxy at the annual meeting.”

The above disclosure incorrectly stated the required vote and the treatment of abstentions and broker non-votes with respect to Proposal 3. In order to correct the error discussed above, the text below replaces, in its entirety, the description of Proposal 3 under the heading “What Vote is Required to Approve Each Proposal and How are Votes Counted?” on page 7 of the Proxy Statement:

“The affirmative vote of a majority of the common stock outstanding is required to approve the amendment to the Company’s Charter. Abstentions and votes withheld and broker non-votes (and shares represented by proxies reflecting broker non-votes) will have the same effect as a negative vote.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.